Exhibit No. 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Blue Gold Limited on Form F-4 of our report dated May 13, 2024, with respect to the financial statements of Blue Gold Holdings Limited as of December 31, 2023 and for the period from inception (November 9, 2023) through December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

June 13, 2024